Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-156130 on Form S-8 of our report dated June 27, 2022 appearing in this Annual Report on Form 11-K of PotlatchDeltic Hourly 401(k) Plan for the year ended December 31, 2021.

/s/ CliftonLarsonAllen LLP

Milwaukee, Wisconsin

June 27, 2022